UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

        FIRSTFLIGHT, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0617649
(State of Incorporation or Organization)	(IRS Employer
Identification no.)

236 Sing Sing Road
Horseheads, NY	14845
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	None
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock,  $0.001 par value
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

FirstFlight, Inc. (the “Company”) has authorized 9,999,154 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), and 100,000,000 shares of Common Stock, $.001 par value (the “Common Stock”). The Company seeks registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only as to the Common Stock.

Information required by Item 202 of Regulation S-B with respect to the Common Stock may be found under the caption “Description of Securities” in the prospectus constituting Part I of the Company’s Registration Statement on Form SB-2, File No. 333-138994, which description is incorporated herein by this reference.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference to the Company’s periodic reports filed pursuant to the Exchange Act as indicated in the footnotes:

Number	Exhibit

3(i)	Copy of Restated Certificate of Incorporation of the Company as filed in Nevada on December 13, 2006. (1)

3(ii)	Copy of By-Laws of the Company as adopted on December 12, 2006. (2)

4.1	Common Stock Certificate. (2)

(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 18, 2006.

(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRSTFLIGHT, INC. (Registrant)

Date: April 30, 2007	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
Vice Chairman of the Board